                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

     Filed by the registrant X

     Filed by a party other than the registrant

     Check the appropriate box:

          Preliminary proxy statement

          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     X  Definitive proxy statement

          Definitive additional materials

          Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              U.S. CAN CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

     X  No fee required.

          Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

          Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

                                 [US CAN LOGO]

                              U.S. CAN CORPORATION
                               900 COMMERCE DRIVE
                           OAK BROOK, ILLINOIS 60523

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1998

     The 1998 Annual Meeting of Stockholders of U.S. Can Corporation (the "Company") will be held on Friday, April 24, 1998, at 10:00 a.m. (local time), at the headquarters of the Company, located at 900 Commerce Drive, Oak Brook, Illinois, for the following purposes:

          (1) To elect three directors, each to hold office for a term of three years;

          (2) To ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for fiscal year 1998; and

          (3) To transact any other business which may be properly brought before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at and as of February 27, 1998, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                          By Order of the Board of Directors

                                          /s/ Timothy W. Stonich
                                          -----------------------
                                          Timothy W. Stonich
                                          Corporate Secretary

Oak Brook, Illinois
March 24, 1998

                              U.S. CAN CORPORATION
                               900 COMMERCE DRIVE
                           OAK BROOK, ILLINOIS 60523

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1998

     The enclosed proxy is solicited by the Board of Directors of U.S. Can Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, April 24, 1998. Shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by a properly executed proxy in the accompanying form, will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Mr. Timothy W. Stonich, Corporate Secretary, U.S. Can Corporation, 900 Commerce Drive, Oak Brook, Illinois, 60523, by signing and delivering a subsequently dated proxy or by attending the Annual Meeting in person and giving notice of revocation to the Inspectors of Election. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about March 24, 1998.

     February 27, 1998 was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding and entitled to vote 13,049,157 shares of Common Stock, which is the Company's only class of outstanding voting securities. Each stockholder is entitled to one vote for each share of Common Stock held of record. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder during regular business hours at the Company's headquarters, located at 900 Commerce Drive, Oak Brook, Illinois.

     Two Inspectors of Election, each from Harris Trust and Savings Bank and appointed by the Board of Directors, will determine the shares represented at the Annual Meeting and the validity of proxies and ballots, and tabulate the votes cast at the Annual Meeting. A plurality of the votes cast at the Annual Meeting is required for the election of directors. An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all other matters submitted to the stockholders for their consideration.

     Abstentions and broker non-votes will be included when determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes have no effect on voting for the election of directors because neither is considered a vote cast. An abstention has the effect of voting against a matter where a vote of a majority of the shares present is required since an abstention is counted as a share present but is not counted as a vote for such matter. Broker non-votes have no effect where a majority of the shares present is required since they are not counted as shares present with respect to such matter. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (despite voting on at least one other proposal for which the nominee has discretionary voting power or has received such instructions).

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     In accordance with the By-Laws of the Company, the Board of Directors has at present fixed the number of directors constituting the Board at eight. In accordance with the Company's Restated Certificate of Incorporation, the directors have been divided into three classes, as nearly equal in number as is reasonably possible. The class of directors whose term expires at the 1998 Annual Meeting consists of three persons. The Company proposes to elect three directors, each to hold office for a term of three years and until his successor has been duly elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the three nominees named in this Proxy Statement.

     The Company has no reason to believe that any nominee named herein will be unavailable to serve as a director. However, if any nominee for any reason is unable to serve or for good cause will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine. Stockholders may not cumulate their votes in the election of directors.

     Each of the following nominees is currently a director of the Company:

     CALVIN W. AURAND, JR. Calvin W. Aurand, Jr. has served as a director of the Company since February 1995. In April 1995, Mr. Aurand retired as Chairman of the Board of Banta Corporation ("Banta"), Menasha, Wisconsin, a printing company where he was employed for over five years. Mr. Aurand also served as President and Chief Executive Officer of Banta. Prior to joining Banta, Mr. Aurand was President and Chief Operating Officer of American Bank Note Company, New York; President and Chief Executive Officer of Charles P. Young Company, New York; President and Chief Operating Officer of Stecker-Traung-Schmidt Corporation, Detroit; and had held key financial positions in Bemis Company, Minneapolis. Mr. Aurand is a director of Riverside Paper Corp., Schiele Graphics Corp., and Deluxe Corp. Mr. Aurand is a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

     CARL FERENBACH. Carl Ferenbach has served as a director of the Company since 1983. Mr. Ferenbach is a Managing Director of Berkshire Partners LLC. From March 1986 until June 1996, he was a general partner of Berkshire Partners, Boston, Massachusetts, a private partnership sponsoring and investing in private company acquisitions and recapitalizations and managing four investment funds. Mr. Ferenbach is Chairman of the Board of Crown Castle International Corporation and of Castle Transmission International Ltd. He also serves as a director of Wisconsin Central Transportation Corporation; Tranz Rail Holdings Limited, a holding company that owns Trans Rail Limited, which is the principal provider of rail transportation services in New Zealand; and English, Welsh and Scottish Railways Ltd., which controls certain freight rail assets in the United Kingdom. Mr. Ferenbach serves as the Chairman of the Compensation and Management Development Committee and as a member of the Nominating and Corporate Governance Committee and Finance Committee of the Board of Directors.

     FRANCISCO A. SOLER. Francisco A. Soler has served as a director of the Company and United States Can Company ("U.S. Can") since 1983. Mr. Soler is Chairman of International Bancorp of Miami, Inc. and has held this position since 1985. Mr. Soler is also Chairman of the Harbour Club Ltd., London, England, President of Harbour Club Milano Spa., and Chairman of Northern Star Ski Corporation, East Burke, Vermont. Mr. Soler serves as the Chairman of the Finance Committee and as a member of the Compensation and Management Development Committee of the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
               THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

            INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information as of February 28, 1998, with respect to each person who is an executive officer or director of the Company, or is deemed to be an executive officer of the Company due to their position with U.S. Can (as indicated below), and Louis B. Susman, who has been selected by Salomon Brothers Inc ("Salomon Brothers"), which is now part of Salomon Smith Barney, as its nominee to serve the remainder of Michael J. Zimmerman's term, from April 1998 until April 1999.

                NAME                   AGE                            TITLE
                ----                   ---                            -----
William J. Smith.....................  71    Chairman of the Board, President and Chief Executive
                                             Officer
Paul W. Jones........................  49    Chairman of the Board (effective July 1998), President
                                             and Chief Executive Officer (effective April 1998) and
                                             Director Nominee
Frank J. Galvin......................  56    Executive Vice President, Operations and Assistant
                                             Secretary
Timothy W. Stonich...................  50    Executive Vice President, Finance, Chief Financial
                                             Officer and Secretary
David Ford...........................  51    Senior Vice President, International, U.S. Can, and
                                             President of European Operations
Lawrence T. Messina..................  52    Senior Vice President, U.S. Aerosol, Paint, Plastic and
                                             General Line, U.S. Can
Peter J. Andres......................  54    Vice President, Treasurer and Assistant Secretary
Anthony F. Bonadonna.................  55    Vice President, Human Resources
John R. McGowan......................  56    Vice President and Controller
Calvin W. Aurand, Jr.................  67    Director
Benjamin F. Bailar...................  63    Director
Eugene B. Connolly, Jr...............  65    Director
Carl Ferenbach.......................  55    Director
Ricardo Poma.........................  51    Director
Francisco A. Soler...................  52    Director
Michael J. Zimmerman.................  47    Director
Louis B. Susman......................  60    Director Nominee

     The Company's Board of Directors is divided into three classes serving staggered three-year terms. Each director of the Company is elected at the annual meeting at which such class stands for election and serves until the annual meeting of the Company's stockholders at which such class stands for reelection and until their successors are duly elected and qualified. Messrs. Aurand, Soler and Ferenbach are serving three-year terms expiring at the 1998 Annual Meeting; Messrs. Poma and Zimmerman are serving three-year terms expiring at the 1999 Annual Meeting; and Messrs. Bailar, Connolly and Smith are serving three-year terms expiring at the 2000 Annual Meeting.

     In connection with the Company's initial public offering of Common Stock in March 1993 (the "IPO"), the Company entered into an agreement (the "Stockholders Agreement") with all of its stockholders immediately prior to the IPO (the "Pre-IPO Stockholders") pursuant to which each of Salomon Brothers, and Messrs. Smith, Poma and Soler, for so long as each such Pre-IPO Stockholder owns beneficially at least 175,000 shares of Common Stock, has the right to submit a name to the Board of Directors to be included in the slate of nominees for election to the Board of Directors.

     In 1992, Salomon Brothers designated Mr. Zimmerman, who at the time was an employee of Salomon Brothers, to serve as a director; in 1996, Mr. Zimmerman was reelected; and his current term expires at the 1999 Annual Meeting of stockholders. Mr. Zimmerman left Salomon Brothers in 1996, although he remains a director of the Company. Mr. Zimmerman has announced that he will resign from the Company's Board of

Directors effective April 24, 1998, and Salomon Brothers has designated Mr. Louis B. Susman as its nominee to replace him and serve out the remaining year of Mr. Zimmerman's term.

     In accordance with the Stockholders Agreement, Mr. Smith designated himself and was elected at the Company's 1997 Annual Meeting to serve a three-year term expiring at the 2000 Annual Meeting; Mr. Poma designated himself and was elected at the Company's 1996 Annual Meeting to serve a three-year term expiring at the 1999 Annual Meeting; and Mr. Soler designated himself and was elected at the Company's 1995 Annual Meeting to serve a three-year term expiring at the 1998 Annual Meeting. Mr. Soler has designated himself to serve a three-year term which would commence at the 1998 Annual Meeting upon his reelection.

     The Stockholders Agreement provides that if a designee ceases to serve for any reason, the party who submitted the name of such designee has the right to name such designee's successor for approval by the Board of Directors to fill the vacancy on the Board of Directors, and any director so chosen shall hold office for a term expiring at the Annual Meeting at which the term of office of the class to which such director has been added expires and until such director's successor has been duly elected and qualified.

     Eugene B. Connolly, Jr. has announced that he will resign from the Company's Board of Directors effective April 24, 1998, and the Board has agreed to select Paul W. Jones, who will become the Company's President and CEO on April 1, 1998, to replace him and serve out the remaining two years of Mr. Connolly's term.

BUSINESS EXPERIENCE

     The following information is provided as of February 28, 1998, for each executive officer, director or nominee named in the management table, other than the three nominees for election by the shareholders as director of the Company:

     William J. Smith has served as Chairman, President and Chief Executive Officer of the Company and its wholly-owned subsidiary, U.S. Can, since 1983. Mr. Smith has over 40 years of experience in the packaging business. He began his career in packaging with American Can Company ("American Can"), serving at various times as an employee and manager at several of its plants. In 1972, Mr. Smith was named General Manager of General Packaging at American Can. In 1974, he became Senior Vice President, Technology of American Can. In this capacity, Mr. Smith assumed responsibility for Research and Development, Engineering, Manufacturing Technology and Productivity. In 1981, Mr. Smith became Executive Vice President of American Can's Paper Sector, which had sales of approximately $1.3 billion at that time. Mr. Smith was also named Chairman of American Can's Operating Committee, a position with functions comparable to those of a Chief Operating Officer. Mr. Smith retired from American Can in 1983. Mr. Smith serves as a Trustee of Syracuse University.

     Paul W. Jones has been selected by the Board of Directors to join the Company as President and Chief Executive Officer, effective April 1, 1998, and the Board has agreed to elect him Chairman of the Board, effective July 1, 1998. Mr. Jones has been the President of Greenfield Industries, Inc. ("Greenfield") since 1989 and its Chief Executive Officer and a Board member since 1993. Greenfield was acquired by Kennametal, Inc. in November 1997. Prior to that, Mr. Jones was with General Electric ("GE") for 19 years holding many positions. From 1988 to 1989, he served as General Manager -- Manufacturing for GE Transportation Systems. Prior to that time, Mr. Jones was the General Manager of GE Electric Drives, Motor and Generator Operations. Mr. Jones is a member of the Board of Directors of Omniquip International, Inc. (a NASDAQ-traded company) and Orchid International, Inc. (a privately held firm).

     Frank J. Galvin has served as Executive Vice President, Operations of the Company and U.S. Can since February 1991. From April 1987 to February 1991, Mr. Galvin served as Senior Vice President, Sales and Marketing for U.S. Can. Prior thereto, Mr. Galvin served as General Manager of the Midwest Division of Continental Can Company, USA, Inc. ("CCC"). Mr. Galvin's other positions at CCC included Director of Finance for Central Operations and National Sales Manager for the General Packaging Division.

     Timothy W. Stonich has served as Executive Vice President, Finance and Chief Financial Officer of the Company and U.S. Can since December 1992. From July 1987 to December 1992, Mr. Stonich served as Senior Vice President, Finance of the Company and U.S. Can and Chief Financial Officer of U.S. Can. He has served as Secretary of the Company and U.S. Can since February 1991. Mr. Stonich's previous positions include Senior Vice President and Chief Financial Officer of Linc Financial Services, Inc., Chicago, a lessor of medical and telecommunications equipment; Treasurer of the Marmon Group, a diversified manufacturing company; Vice President and General Manager of Pullman Leasing Company, a company engaged in the full service leasing of railcars; and Commercial Banking Officer with Harris Trust and Savings Bank.

     David Ford was appointed Senior Vice President, International and President of European Operations of U.S. Can in November 1997. From 1987 until this appointment, Mr. Ford held a number of senior management positions with CMB Packaging Group, a division of CarnaudMetalbox (a Crown, Cork & Seal company), including Vice President, Eastern Europe; Vice President, European Food Can business; Regional Vice President, Northern Europe; and Managing Director, CMB Food Can UK.

     Lawrence T. Messina has served as Senior Vice President, U.S. Aerosol, Paint, Plastic and General Line of U.S. Can since August 1997. From February 1996 to August 1997, Mr. Messina served as Senior Vice President, International of U.S. Can. Mr. Messina had previously served as Vice President, Western and Machine Center Operations since September 1994, and Group Executive overseeing U.S. Can's International operations since December 1995. Mr. Messina also served as Vice President and General Manager, Paint and Oblong from April 1992 to September 1994, and as Director of Operations for U.S. Can's Commerce and Bayside, California plants from 1990 to 1992. Mr. Messina joined U.S. Can in March 1988 as Area Sales Director, U.S. Can West.

     Peter J. Andres has served as U.S. Can's Treasurer since September 1987, Vice President since January 1988, and Assistant Secretary since January 1990. He has served as Vice President, Treasurer and Assistant Secretary of the Company since January 1990. From March to August 1987, Mr. Andres served as Director of Financial Services of U.S. Can. Prior to joining U.S. Can, Mr. Andres held a number of financial and sales positions during his 18-year tenure with American Can.

     Anthony F. Bonadonna has served as Vice President, Human Resources of U.S. Can since July 1994. Mr. Bonadonna served as Vice President, Human Resources for Kraft General Foods' Commercial Products Group from 1990 through 1994. Prior to that, Mr. Bonadonna was Corporate Director, Industrial Relations of Miller Brewing Company from 1984 to 1990.

     John R. McGowan has served as Vice President and Controller of U.S. Can since August 1989. Mr. McGowan joined U.S. Can in May 1987 and served as Vice President, Planning for U.S. Can from September 1987 to July 1989. Prior to joining U.S. Can, Mr. McGowan held a number of financial and management positions during his 25-year tenure with CCC. Mr. McGowan was employed in CCC's general packaging operations as Division Manager, Finance from February to May 1987 and from February 1982 to January 1987, as Division Controller.

     Benjamin F. Bailar has served as a director of the Company and U.S. Can since July 1986 and November 1987, respectively. He is the Dean Emeritus of the Jones Graduate School of Administration at Rice University, where he served as Dean from 1987 to 1997. He is also a director of Dana Corporation, Smith International, Inc. and Trico Marine Services Inc.

     Eugene B. Connolly, Jr. has served as a director of the Company since June 1993. Mr. Connolly retired in April 1996 as the Chairman of USG Corporation ("USG"), a Fortune 500 company with subsidiaries that are market leaders in the production of gypsum wallboard, joint compound and related gypsum products such as ceiling tile and grid, a position he had held since June 1990. He served as Chief Executive Officer of USG from June 1990 until January 1996. In addition, Mr. Connolly served as President of USG for the period of April-December 1993, President and Chief Executive Officer (January 1990-May 1990), Executive Vice President (1987-1989), President and Chief Executive Officer of USG Interiors (March 1987-March 1989) and President and Chief Executive Officer of DAP Inc. (July 1988-March 1989). Mr. Connolly also serves as a director of LaSalle National Bank, The Pepper Companies and Zenith Electronics Corp.

     Ricardo Poma has served as a director of the Company since 1983. Mr. Poma is Managing Partner and Chief Executive Officer of Poma Hermanos de C.V., a family holding company involved in automobile distribution, hotels, real estate development and manufacturing. Mr. Poma has held this position since June 1979. Mr. Poma is also Vice Chairman of International Bancorp of Miami, Inc.; a member of the Advisory Board of Bain Capital, an investment fund; and President of the School for Economics and Business, a private university in El Salvador.

     Michael J. Zimmerman has served as a director of the Company since December 1992. Mr. Zimmerman is a Senior Vice President of Continental Grain Company and President of its ContiInvestments business unit. Prior to May, 1996 he was a Managing Director of Salomon Brothers and Salomon Brothers Holding Company from 1985 to 1996 and an employee of Salomon Brothers since 1976. He is a Director of ContiFinancial Corporation.

     Louis B. Susman is Vice Chairman of Salomon Smith Barney Investment Banking and a Managing Director. He is also a member of the Investment Banking Management Committee, with responsibility for all Investment Banking offices outside of New York City. Prior to joining Salomon Brothers Inc in June, 1989, Mr. Susman was a senior partner at the St. Louis-based law firm of Thompson & Mitchell. Mr. Susman is a Director of Drury Inns and has previously served on the Boards of the St. Louis National Baseball Club, Inc., Silver Eagle, Inc., Hasco International, PennCorp Financial, Avery, Inc. and other publicly-held corporations.

INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Board of Directors of the Company held nine meetings in 1997. The Board has a standing Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee and Finance Committee. From time to time, the Board also forms pricing committees in connection with capital market transactions. During 1997, no director attended fewer than 75% of the aggregate of (1) all meetings of the Board of Directors held while he was serving as a director and (2) all meetings of any committee held while he was a member of such committee.

     Audit Committee. The Audit Committee consists of Dean Bailar (Chairman) and Messrs. Aurand, Connolly and Poma, each of whom is a non-employee director. Among the Committee's functions are making recommendations to the Board of Directors regarding the continued engagement of independent auditors, reviewing with the independent auditors and the Company's financial management the financial statements and results of the audit engagement, reviewing the adequacy of the Company's system of internal accounting controls and reviewing and approving audit and non-audit fees. The Audit Committee held five meetings in 1997.

     Compensation and Management Development Committee. The Compensation and Management Development Committee consists of Mr. Ferenbach (Chairman), Dean Bailar and Messrs. Connolly and Soler, each of whom is a non-employee director. The Compensation and Management Development Committee develops and administers the compensation programs for the Company's executive officers and other salaried employees. The Compensation and Management Development Committee also works with the Chief Executive Officer in the assessment of the organization's effectiveness, leadership depth and the development of highly valued executives and other managers throughout the Company. The Compensation and Management Development Committee held one meeting in 1997.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Mr. Poma (Chairman) and Messrs. Aurand, Ferenbach and Smith. All of the members (other than Mr. Smith) are non-employee directors. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors concerning the size and composition of the Board of Directors, the qualifications of potential new directors and the formation of a slate of directors to stand for election at each Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee will consider Board nominees recommended by stockholders who comply with the Company's advance notice requirements and Securities and Exchange Commission rules. The Nominating and Corporate Governance Committee also advises the Board on the Company's relations with its stockholders and all matters concerning corporate governance to the extent these matters are not the responsibility of other committees. The Nominating and Corporate Governance Committee held one meeting in 1997.

     Finance Committee. The Finance Committee consists of Mr. Soler (Chairman) and Messrs. Ferenbach, Poma and Zimmerman, each of whom is a non-employee director. The Finance Committee makes recommendations to the Board of Directors regarding current and projected capital requirements, capital market transactions and other financial matters. The Finance Committee held one meeting in 1997.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company receive annual retainers of $30,000, meeting fees of $1,500 for each Board of Directors meeting attended, meeting fees of $1,000 for each Board Committee meeting attended, and meeting fees of $500 for each telephonic Board meeting in which a director participates. Each director is reimbursed for reasonable expenses incurred in connection with services provided as a director. In October 1997, the Company (i) increased the annual retainer for non-employee directors from $20,000 to $30,000, (ii) reduced the Board meeting fee from $3,500 to $1,500, (iii) reduced the Board Committee meeting fee from $1,500 to $1,000, (iv) reduced the telephonic meeting fee from $1,000 to $500 and (v) began awarding restricted shares of Common Stock to its non-employee directors in lieu of a cash retainer. Each non-employee director received an award of 443 shares in October 1997, which will vest in April 1998. In April 1998, the Company plans to award additional restricted shares to nonemployee directors equivalent in amount to $30,000, vesting in full one year thereafter. Vesting is accelerated in the event of certain change-in-control transactions, including but not limited to the acquisition of 15% or more of the Company's outstanding shares of Common Stock by a previously unaffiliated person, or a merger in which the Company is not the surviving entity.

                             EXECUTIVE COMPENSATION

     The following tables set forth (a) the compensation paid or accrued by the Company and U.S. Can to the Chief Executive Officer ("CEO") and each of the four most highly compensated executive officers of the Company, other than the CEO, serving at December 31, 1997(the "named executive officers"), for services rendered to the Company and its subsidiaries in all capacities during fiscal years 1997, 1996 and 1995, (b) certain information relating to restricted stock awards made to named executive officers in 1997, 1996 and 1995, (c) certain information relating to options exercised in 1997 and options held by the named executive officers at December 31, 1997, and (d) certain information concerning a long-term incentive plan ("LTIP") award made to the CEO in 1997. Neither the Company or U.S. Can made any grants of freestanding stock appreciation rights ("SARs") in fiscal years 1997, 1996 or 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                ---------------------------------
                                                                                        AWARDS            PAYOUTS
                                              ANNUAL COMPENSATION               -----------------------   -------
                                      ------------------------------------      RESTRICTED   SECURITIES
                                                              OTHER ANNUAL        STOCK      UNDERLYING    LTIP      ALL OTHER
                                       SALARY     BONUS       COMPENSATION        AWARDS      OPTIONS/    PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)        ($)            ($)             ($)(B)      SARS (#)      ($)         ($)
----------------------------  ----     ------     -----       ------------      ----------   ----------   -------   ------------
William J. Smith............  1997    $800,000    none         $ 140,518(a)       none        none        none        $350,000(c)
  President and Chief         1996    $800,000    none         $ 129,494(a)       none        none        none        $350,000(c)
  Executive Officer           1995    $800,000    none         $ 111,556(a)       none        none        none        $350,000(c)
Frank J. Galvin.............  1997    $300,000    none         $   9,834(e)       none        none        none        $ 49,761(f)
  Executive Vice President,   1996    $295,769   $80,250(d)    $  10,445(e)       none        none        none        $ 38,494(f)
  Operations and              1995    $275,000    none         $  10,445(e)      $431,250     none        none        $ 30,299(f)
  Assistant Secretary
Timothy W. Stonich..........  1997    $260,000    none         $   9,834(e)       none        none        none        $ 42,625(f)
  Executive Vice President,   1996    $256,081   $80,250(d)    $  10,445(e)       none        none        none        $ 34,369(f)
  Finance, Secretary and      1995    $235,000    none         $  10,445(e)      $431,250     none        none        $ 26,831(f)
  Chief Financial Officer
Charles E. Foster...........  1997    $195,501    none           none            $ 73,750     none        none        $ 25,134(f)
  Senior Vice President,      1996    $187,002   $57,688(d)      none            $ 81,250     none        none        $ 68,583(f)
  Custom and Specialty        1995    $178,970    none           none            $ 71,875     none        none        $ 12,008(f)
  Products
Anthony F. Bonadonna........  1997    $180,000    none         $   5,400(e)      $ 44,250     none         none       $ 19,856(f)
  Vice President,             1996    $169,904   $57,688(d)    $   5,748(e)      $ 48,750     none        none        $ 18,798(f)
  Human Resources             1995    $163,385    none         $   5,741(e)      $ 57,500     none        none        $ 12,303(f)

-------------------------
(a) Mr. Smith's perquisites and other personal benefits totaled $83,843 in 1997. $21,600 of this amount was for an airline travel pass. No other perquisite or personal benefit received by Mr. Smith had a value in excess of 25% of his total perquisites and other personal benefits for 1997. $56,675 of the amount shown represents the amount reimbursed in 1997 for the payment of taxes in respect of perquisites and personal benefits. Mr. Smith's perquisites and other personal benefits totaled $78,595 in 1996. $21,600 of this amount was for an airline travel pass. No other perquisite or personal benefit received by Mr. Smith had a value in excess of 25% of his total perquisites and other personal benefits for 1996. $50,899 of the amount shown represents the amount reimbursed in 1996 for the payment of taxes in respect of perquisites and personal benefits. Mr. Smith's perquisites and other personal benefits totaled $66,365 in 1995. $21,738 of this amount was for housing and related expenses, and $21,600 was for an airline travel pass. No other perquisite or personal benefit received by Mr. Smith had a value in excess of 25% of his total perquisites and other personal benefits for 1995. $45,191 of the amount shown represents the amount reimbursed in 1995 for the payment of taxes in respect of perquisites and personal benefits.

(b) On December 31, 1997, Messrs. Smith, Galvin, Stonich, Foster and Bonadonna held 370,663, 58,998, 75,197, 16,500 and 11,500 shares, respectively, of restricted Common Stock having a market value, based on the closing price of the Common Stock on such date, of $6,254,938, $995,591, $1,268,949, $278,438 and $194,063, respectively. During 1997, an additional contingent restricted stock award was made to Mr. Smith. For the details of this award, see "Long-Term Incentive Plans -- Awards in Last Fiscal Year" hereinafter.

(c) The amount shown represents the premium paid by U.S. Can pursuant to the Nonqualified Supplemental Benefit Plan for William J. Smith (the "Nonqualified Supplemental Benefit Plan"). As of December 31, 1997, Mr. Smith has accrued an annual postretirement annuity benefit under the Nonqualified Supplemental Benefit Plan of $299,340. The Nonqualified Supplemental Benefit Plan provides certain pre-retirement death benefits and postretirement annuity benefits. Its principal provisions establish a lump-sum death benefit, payable if Mr. Smith dies prior to retirement, equal to four times Mr. Smith's annual base salary in effect on the date immediately preceding his death, and an annual supplemental retirement benefit, payable at increasing rates between 20% and 50% of his final annual base salary if Mr. Smith retires between ages 66 and 72. The retirement benefits will be payable, upon Mr. Smith's death, to Mr. Smith's spouse during her lifetime. The principal source for payment of the death benefit is a life insurance policy on Mr. Smith's life in the face amount of $4 million which he has purchased and on which U.S. Can is currently paying the premium. U.S. Can may use the insurance policy as a source for paying the supplemental retirement obligation to Mr. Smith and his surviving spouse, and Mr. Smith will be required to transfer ownership of the policy to U.S. Can at the time of his retirement after reaching age 72.

(d) The 1996 bonuses for Messrs. Galvin, Stonich, Foster and Bonadonna include 2,000, 2,000, 1,500 and 1,500 shares of restricted stock, respectively, awarded in February 1997, valued at $15 1/8 per share, the closing price of the Common Stock on the award date.

(e) The amounts shown for Messrs. Galvin, Stonich and Bonadonna represent amounts reimbursed in 1997, 1996 and 1995 for the payment of taxes in respect of perquisites and personal benefits. No perquisites or other personal benefits have been reported for 1997, 1996 or 1995 for Messrs. Galvin, Stonich, Foster or Bonadonna because the aggregate amount of perquisites and personal benefits is less than the lower of $50,000 and ten percent of the total annual salary and bonus reported for each such named executive officer.

(f) U.S. Can has made these contributions or payments for the benefit of the executive to U.S. Can's Salaried Employees Savings and Retirement Accumulation Plan ("SRAP") and pursuant to two nonqualified plans in respect of fiscal years 1997, 1996 and 1995. Included in the 1997, 1996 and 1995 amounts for Messrs. Galvin, Stonich and Bonadonna are premium payments made by U.S. Can on whole life insurance with adjustable term protection for these named executive officers under a non-qualified plan that supplements U.S. Can's regular 401(k) plan. (Certain of the 1995 and 1996 numbers have been restated to reflect cumulative premium payments for those years.) Under this plan, each named executive officer may have U.S. Can withhold from his earnings an amount equal to the maximum withholding amount under U.S. Can's qualified plan, offset by his qualified contributions (which were limited to $9,500 in 1997). U.S. Can guarantees an 8% rate of return on each executive's excess contributions made under this plan if he retires at age 55 or older or a 5% rate of return if he retires before age 55. U.S. Can purchases, owns and is the beneficiary on a life insurance policy for the executive. U.S. Can pays the executive an annual retirement benefit for 15 years and will use the cash value of each policy to pay this benefit. If an executive dies prior to retirement, U.S. Can will pay the executive's beneficiary an annual survivor benefit for 15 years. Also included in the 1997, 1996 and 1995 amounts for Messrs. Galvin, Stonich, Foster and Bonadonna are U.S. Can contributions to a nonqualified benefit replacement plan. Under this plan, U.S. Can accrues money for retirement contributions that could not be allocated to the named executive's SRAP account because of Internal Revenue Service limits. The accruals earn interest equivalent to the greater of the rate of return yielded by one of two of the SRAP investment funds. A lump sum benefit is payable upon termination or death. The amount shown for Mr. Foster for 1997 and 1996 also includes housing expenses paid for by the Company.

                    AGGREGATED OPTION/SAR EXERCISES IN 1997
                       AND 1997 FY-END OPTION/SAR VALUES

                                                                   NUMBER OF SECURITIES
                                                                        UNDERLYING
                                                                       UNEXERCISED          VALUE OF UNEXERCISED
                                                                     OPTIONS/SARS AT            IN-THE-MONEY
                                                                          FY-END           OPTIONS/SARS AT FY-END
                                                                           (#)                     ($)(A)
                               SHARES ACQUIRED                     --------------------    ----------------------
                                 ON EXERCISE     VALUE REALIZED        EXERCISABLE/             EXERCISABLE/
            NAME                     (#)              ($)             UNEXERCISABLE            UNEXERCISABLE
            ----               ---------------   --------------       -------------            -------------
William J. Smith.............        None            N/A                75,000/none             $367,969/N/A
Frank J. Galvin..............      10,000           $137,500            80,000/none             $492,500/N/A
Timothy W. Stonich...........      20,000           $266,250            55,000/none             $309,844/N/A
Charles E. Foster(b).........        None            N/A               18,376/1,624               N/A
Anthony F. Bonadonna(b)......        None            N/A               17,122/2,878               N/A

-------------------------
(a) This amount is the aggregate of the number of in-the-money options multiplied by the difference between the mean of the high and low trading prices of the Common Stock on the New York Stock Exchange on December 31, 1997 (the last trading session in 1997), and the exercise price for that option.

(b) Mr. Foster's and Mr. Bonadonna's options were not in-the-money at fiscal year-end 1997 and, therefore, no fiscal year-end values are shown.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                           ESTIMATED FUTURE PAYOUTS UNDER
                                                                             NON-STOCK PRICE-BASED PLANS
                                                                          ---------------------------------
                    (A)                          (B)          (C)            (D)         (E)         (F)
                                              NUMBER OF
                                               SHARES,    PERFORMANCE
                                              UNITS OR      OR OTHER
                                                OTHER     PERIOD UNTIL
                                               RIGHTS      MATURATION     THRESHOLD     TARGET     MAXIMUM
                    NAME                         (#)       OR PAYOUT      ($ OR #)     ($ OR #)    ($ OR #)
                    ----                      ---------   ------------    ---------    --------    --------
William J. Smith............................   250,000           (1)

-------------------------
(1) The Company has entered into a restricted stock agreement with William J. Smith. This restricted stock agreement provides for the issuance of up to 250,000 shares of Common Stock of the Company under the circumstances set forth below. The 250,000 shares have been divided into two "tranches" of shares, one consisting of 100,000 shares (the "First Tranche"), the other of 150,000 shares (the "Second Tranche"). Each has different conditions which must be met prior to issuance.

     The First Tranche will be issued only as follows: 33,333 shares will be issued if the average closing price for the Company's stock as reported by the New York Stock Exchange ("NYSE") exceeds $20.00 for any consecutive 90 day period from February 20, 1997 through February 19, 1998 (which condition has not been satisfied); 33,333 shares will be issued if the NYSE closing price exceeds $20.00 for any consecutive 90 day period from February 20, 1998 through February 19, 1999; and 33,334 shares will be issued if the NYSE closing price exceeds $20.00 for any consecutive 90 day period from February 20, 1999 through February 19, 2000. Those shares of the First Tranche not previously issued may also be issued (a) if there is a change of control of the Company at a price of $20.00 or more at any time during which Smith is either a member of the Board of Directors of the Company or U.S. Can or the Chief Executive Officer of the Company or U.S. Can, or (b) if, while Mr. Smith is Chief Executive Officer of the Company, Mr. Smith dies, becomes permanently disabled or leaves the Company with the approval of the Board of Directors and the Company's Common Stock has traded at an average closing price of $20.00 or more for the previous 30 days. All Restricted Stock in the First Tranche which cannot be issued under the conditions set forth above shall be forfeited.

     100,000 shares of the Company's Common Stock in the Second Tranche will be issued if the Company's Common Stock trades at an average NYSE closing price of $25.00 for all trading days in any consecutive 180 day period during the period beginning February 20, 1997 through December 31, 1998, with 10,000 additional shares to be issued for every dollar by which the average NYSE closing price of the Company's Common Stock exceeds an average NYSE closing price of $25.00 for all trading days in any consecutive 180 day period during the period beginning February 20, 1997 and ending December 31, 1998, up to a maximum of 50,000 shares for an average closing price of $30.00 or above for all trading days in any consecutive 180 day period during the period beginning February 20, 1997 through December 31, 1998. Those shares of the Company's Common Stock in the Second Tranche not previously issued will be issued if, at any time during which Smith is either a member of the Board of Directors of the Company or U.S. Can or Chief Executive Officer of the Company or U.S. Can, there is a change of control of the Company at a price of $25.00 per share or more, with additional shares of Restricted Stock not previously issued to be issued concurrently with the Change of Control in the amounts and at the prices set forth below:

              STOCK PRICE ON CHANGE OF CONTROL                      ADDITIONAL ISSUED SHARES
              --------------------------------                      ------------------------
$26 per share and above but below $27.......................    10,000 shares of Restricted Stock
$27 per share and above but below $28.......................    10,000 shares of Restricted Stock
$28 per share and above but below $29.......................    10,000 shares of Restricted Stock
$29 per share and above but below $30.......................    10,000 shares of Restricted Stock
$30 per share and above.....................................    10,000 shares of Restricted Stock

     All Restricted Stock in the Second Tranche which cannot be issued as set forth above shall be forfeited.

EMPLOYMENT AGREEMENTS

William J. Smith

     The Company has entered into an employment agreement with William J. Smith (the "Smith Agreement"), pursuant to which the Company will employ Mr. Smith as Chief Executive Officer of the Company through June 30, 1998, at an annual base salary of $800,000, together with the same benefits referenced in the Summary Compensation Table herein, and additional benefits under the Nonqualified Supplemental Benefit Plan. The Smith Agreement provides that, should the Company decide to terminate Mr. Smith's employment without cause, he will be entitled to receive his base salary and the benefits described above for a period of three years or through June 30, 1998, whichever is less. Mr. Smith is also entitled to disability benefits equal to two years of base salary. Mr. Smith has announced that he will retire as Chief Executive Officer effective April 1, 1998.

Paul W. Jones

     Paul W. Jones has accepted the Company's offer of the position of President and Chief Executive Officer of the Company and U.S. Can effective April 1, 1998 for a three-year term. Under the terms of the Company's offer, he will also be selected by the Board of Directors to fill the unexpired term of Eugene B. Connolly, Jr. on the Company's Board of Directors upon the effectiveness of Mr. Connolly's resignation on April 24, 1998, and will become Chairman of the Board of the Company on July 1, 1998, upon Mr. Smith's retirement. Mr. Jones will be paid an annual base salary of at least $500,000 per annum, and his base salary for 1998 will be prorated to reflect the portion of the year for which he is employed. His bonus for 1998 is guaranteed to be 100% of his prorated base salary. His base salary and other compensation will be reviewed annually by the Compensation and Management Development Committee of the Board of Directors. The Company has also agreed to provide Mr. Jones with a payment of $225,000, less any bonus paid to Mr. Jones in respect of his services to his current employer for 1998, group term life insurance in the amount of $2,000,000, customary relocation benefits, an automobile allowance and employee benefits comparable to those provided to other senior executives of the Company.

     The Board of Directors will meet with Mr. Jones, approximately 60 days after the commencement of his employment, to determine future strategy and direction for the Company. Thereafter, the Compensation and Management Development Committee of the Board of Directors of the Company is expected to meet jointly with Mr. Jones to determine the performance goals on which his future compensation will be based, consistent with the Company's objectives. The Company has committed to establish a bonus plan for Mr. Jones in 1999 that will pay a bonus equal to 100% of his base pay upon the achievement of the targets set by the Compensation and Management Development Committee, with greater amounts for exceeding those targets and appropriate reductions for results modestly below target.

     On the date on which Mr. Jones commences employment with the Company, he will be granted options to purchase 300,000 shares of Common Stock at the then current market price (the "Initial Options"). These options will be incentive stock options to the maximum extent permitted by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). At the time Mr. Jones exercises the portion of the Initial Options which are not incentive stock options under the Code, the Company has agreed to make an additional payment to him in an amount sufficient, on a net, after-tax basis, to compensate him for the difference between the actual tax treatment to him of the exercise of the Initial Options and the tax treatment that would have occurred had he received incentive stock options. 100,000 of the Initial Options will vest at the end of each of the three years covered by Mr. Jones' employment agreement.

     Mr. Jones has also agreed to purchase 30,000 shares of Common Stock of the Company, either immediately or in the amount of 10,000 shares annually during each of the first three (3) years of his employment with the Company. For each such share purchased by Mr. Jones, the Company has agreed to grant him an option to purchase an additional 3 1/3 shares of Common Stock at the current market price at the time of the purchase of shares by Mr. Jones. These options will be nonqualified stock options under the Code and will be immediately exercisable. Any shares purchased by Mr. Jones prior to the commencement of his employment will be credited against the 30,000-share purchase obligation.

     In the event of Mr. Jones' death or permanent disability or a change of control of the Company, or if the Board of Directors terminates his employment as Chief Executive Officer of the Company for any reason other than for cause, the Initial Options granted to him will vest automatically. In the event of the termination of Mr. Jones' employment with the Company due to his death or permanent disability, the Company has agreed to pay him or his estate an amount equal to one years' base salary. In the event Mr. Jones' employment is terminated by the Company without cause, he shall receive his base salary and benefits for the remainder of the term of his employment agreement or eighteen
(18) months, whichever is longer, and he will receive a bonus prorated to reflect any partial year of employment if, at the end of that year, it is determined that the bonus targets have been met. If Mr. Jones' employment agreement is terminated for cause, he will receive no further compensation. In the event that there is a change of control of the Company and within two (2) years of that change of control he resigns because he suffers a material diminution in salary, benefits or responsibilities or is required to relocate more than fifty (50) miles from Oak Brook, Illinois ("Resignation for Cause"), he will be entitled to the same compensation as if his employment were terminated without cause. If the total value of his compensation treated as contingent on any change of control exceeds the threshold specified under
Section 280G(b) of the Code beyond which a portion of such benefits are considered an excess parachute payment, he will be reimbursed in an amount such that the total value of such compensation, net of all applicable taxes, would be the same as if no excise tax under 4999(a) of the Code were payable in respect to such excess parachute payment.

Frank J. Galvin and Timothy W. Stonich

     U.S. Can has entered into employment agreements with Messrs. Galvin and Stonich. The employment agreements will continue in effect until terminated by U.S. Can or the employee. U.S. Can has agreed to pay Mr. Galvin at his current base salary of $320,000 per year during the term of his agreement, and Mr. Stonich at his current base salary of $280,000 per year during the term of his agreement, together with the same benefits provided to other officers of U.S. Can. Messrs. Galvin and Stonich each may voluntarily terminate his employment at any time, upon 30 days' written notice to U.S. Can. U.S. Can may also terminate the employment agreements upon 30 days' written notice, but if U.S. Can terminates either Mr. Galvin's or

Mr. Stonich's employment without cause, U.S. Can must pay a severance allowance to the departing employee equal to 24 months of such employee's base salary and insurance benefits. Messrs. Galvin and Stonich or their designated beneficiaries will also be entitled to receive up to two years of base salary upon permanent disability or death. In addition, the agreements require Messrs. Galvin and Stonich to refrain from disclosing confidential information acquired in connection with their employment at U.S. Can and to abstain from competing with U.S. Can during the term of employment and for a period of two years thereafter upon termination.

Anthony F. Bonadonna

     U.S. Can entered into an employment agreement with Mr. Bonadonna when he joined U.S. Can. This agreement will continue in effect until terminated by Mr. Bonadonna or U.S. Can. U.S. Can has agreed to pay Mr. Bonadonna at his current base salary of $195,000 per year during the term, together with the benefits received by other officers of U.S. Can. Mr. Bonadonna may unilaterally terminate his employment with U.S. Can, effective 30 days after written notice to U.S. Can. Mr. Bonadonna's employment may also be terminated by U.S. Can without cause, effective 30 days after written notice to Mr. Bonadonna, or with cause, effective immediately. If U.S. Can or its successor or assignee terminate Mr. Bonadonna's employment without cause for any reason other than total and permanent disability, Mr. Bonadonna will receive 18 months' severance pay and certain insurance benefits. If Mr. Bonadonna ceases to be employed due to total and permanent disability he will be entitled to receive severance pay in an amount that, together with any disability insurance pay he receives, equals the severance pay he would otherwise have received if he were terminated without cause for any reason other than total and permanent disability. In the event of Mr. Bonadonna's death while employed by U.S. Can his designated beneficiary or estate would be entitled to receive a death benefit equal to one and a half times his base salary in effect prior thereto. In addition, Mr. Bonadonna's employment agreement requires him not to compete with U.S. Can or disclose U.S. Can's confidential information for certain time periods following termination of his employment.

CHANGE-IN-CONTROL AGREEMENTS

     The Company and U.S. Can have entered into change-in-control agreements with Messrs. Galvin, Stonich and Bonadonna which provide certain benefits to any one or more of them who is terminated or constructively terminated within two years following a change in control. A change in control is defined as the acquisition by any person or group of 20% or more of the Common Stock, a merger or consolidation in which the Company does not survive as an independent company, a sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company. All of these agreements have or will be amended to reduce the Common Stock acquisition threshold to 15% or more. Under these agreements, any one or more of them is deemed to have been constructively terminated if he is assigned any duties inconsistent in any material respect with his duties before a change in control, or the Company takes any other action which results in a diminution in any material respect of his position, authority, duties or responsibilities that were in effect before a change in control. The change-in-control agreements with Messrs. Galvin and Stonich provide that, if the executive is terminated or constructively terminated within two years following a change in control, the vesting of all his restricted stock awards will be accelerated to the effective date of such termination. These agreements have or will be amended to provide Messrs. Galvin and Stonich with a right to receive a pro-rated bonus for the year in which terminated or constructively terminated based upon the actual number of days worked. The change-in-control agreement with Mr. Bonadonna provides that, if the executive is terminated or constructively terminated within two years following a change in control, the vesting of all his restricted stock awards will be accelerated to the effective date of such termination, he will receive severance pay equal to two times the greater of his base salary then in effect or his base salary in effect before the change in control, he will receive a pro-rated bonus for the year in which terminated or constructively terminated based upon the actual number of days he worked and he will continue to receive the same health and welfare benefits he received at any time within 120 days of the change in control for two years following the date of such termination.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

To: The Board of Directors

     The Compensation and Management Development Committee of the Board of Directors (the "Committee") is composed entirely of directors who have never served as officers of the Company. Among other things, the Committee develops and administers the compensation programs for the Company's executive officers. After consideration of the Committee's recommendations, the entire Board of Directors reviews and approves the salaries and bonuses and the stock and benefit programs for the Company's executive officers. In 1997, the Board approved the Committee's recommendations in all material respects.

     Compensation Philosophy. The goals of the Company's executive compensation programs are to relate total compensation for senior management to the achievement of short- and long-term corporate goals and objectives; to align the executive officers' financial interests with those of shareholders to the extent practicable; and to attract and retain key executives and to provide fair compensation for the responsibilities undertaken. These goals are met through a combination of salary, annual bonuses, restricted stock, a stock purchase plan, stock options and other benefits. In evaluating the Company's compensation and benefit programs, the Committee has from time to time employed the services of an outside compensation consultant.

     The Committee has focused on three measures of the Company's operating performance -- operating income, working capital and earnings per share -- in determining the salaries and bonuses for the executive officers, other than the Chief Executive Officer ("CEO"). Salaries and bonuses for these officers are a function of the Company's operating performance relative to budgeted goals. In addition, all executive officers are eligible for awards of options or restricted stock pursuant to the Company's equity incentive plans. Executive officers also have the opportunity, together with all other salaried and certain other employees, to purchase additional shares on advantageous terms under the Company's annual employee stock purchase plan.

     The Committee works with the CEO to determine the base salary of the executive officers, to establish targets for the annual bonus program and to allocate the bonus pool among the executive officers (other than the CEO, who does not participate in this program). The Committee also determines the CEO's base salary, as discussed hereinafter. In the fourth quarter of each year, the Committee establishes certain budgeted objectives for operating income, working capital and earnings per share. The total amount allocated to the annual bonus pool is dependent upon the degree to which budgeted goals are achieved. No bonuses were awarded to the executive officers for 1997, due to the Company's failure to attain 1997 budgeted objectives.

     During 1997, the Company engaged Arthur Andersen LLP to assist in the implementation of a Shareholder Value Added (SVA) program. The adoption of SVA, which creates a decision making and compensation environment conducive to the optimization of capital deployment, would be designed to maximize shareholder value. During this process, the Committee intends to review all of the Company's compensation policies to assure that they are aligned with shareholder interests.

     The Committee is authorized to make grants of stock options to executive officers, subject to ratification by the Board of Directors. The Committee has historically approved grants in connection with significant corporate events. The 1993 option grants to executive officers were made in connection with the Company's initial public equity offering (the "IPO"). In determining the size of option grants, the Committee considers the impact of the grants on existing shareholders' stock ownership positions and the prospective value of the options as a performance incentive. The number of options previously awarded to executive officers is reviewed and is one factor in determining the size of additional option grants.

     The Committee is also authorized to make awards of restricted stock to executive officers, subject to ratification by the Board of Directors. During 1997, the Committee recommended and the Board of Directors approved awards of restricted stock to each of the executive officers, other than Messrs. Smith, Galvin and Stonich, subject to a five-year vesting period. The Committee made this recommendation following its annual evaluation of executive officer compensation in order to more closely align these executive officers' interests with those of the Company's other shareholders and provide an additional incentive for these executive officers to remain with the Company on a long-term basis.

     Chief Executive Officer Compensation. In connection with renewal of the CEO's contract in March 1993, the Committee developed a compensation program for William J. Smith, the CEO, that took into consideration his significant ownership of the Company's stock, the value of his options to purchase additional shares and the total salary and incentive compensation provided to chief executives of similar companies. Based upon these considerations, the Committee recommended and the Board of Directors approved a five-year employment agreement with the CEO under which he has received a fixed annual base salary for the term of the agreement. The Committee considered that Mr. Smith's beneficial ownership of approximately 7.8% of the Common Stock outstanding (as of March 1993) substantially aligned his interests with those of other shareholders.

     In February 1997, the Committee recommended and the Board approved a 250,000-share restricted stock award to Mr. Smith, the vesting of which is contingent upon (i) the Common Stock achieving certain average trading prices during various time periods over a three-year term and (ii) a change of control at various price levels. The purpose of this award was to compensate Mr. Smith in the event of meaningful improvement in the Company's share price. A portion of the award was forfeited at December 31, 1997, when the price target for the initial period was not met. For a detailed description of this equity award, see "Long-Term Incentive Plan -- Awards in Last Fiscal Year" included elsewhere in this Statement. Mr. Smith will retire as President and Chief Executive Officer effective April 1, 1998, and as Chairman of the Board effective July 1, 1998.

     The Board of Directors has selected Paul W. Jones to become the Company's new Chairman, President and CEO. Utilizing the services of an outside compensation consultant, the Board approved and the Company entered into a three-year contract with Mr. Jones, effective April 1, 1998. Mr. Jones' base annual compensation will be $500,000. His 1998 bonus is guaranteed to be 100% of his 1998 prorated salary. In 1999, the Company has agreed that he will have a bonus opportunity equal to 100% of his base salary if agreed annual operating targets are met with adjustment up or down if targets are exceeded or slightly missed. The Board has granted Mr. Jones options to purchase 300,000 shares of Common Stock, subject to vesting ratably in annual installments of 100,000 in each year during the term of his contract. In addition, Mr. Jones has agreed to purchase 30,000 shares of Common Stock, and he will receive additional options for 3 1/3 shares of Common Stock for each share he purchases. For a detailed description of the terms of Mr. Jones' employment agreement, see "Employment Agreements -- Paul W. Jones" included elsewhere in this Statement.

     Tax Considerations. To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. Some types of compensation and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Interpretations of and changes in the tax laws and other factors also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to the deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In connection with Mr. Jones' employment agreement, the Company has agreed to gross up certain payments which could be treated as excess parachute payments under the Code, so that Mr. Jones' after-tax payment is equivalent to the amount otherwise payable if no excess parachute payment-related excise tax applied. The Company's ability to deduct all or a portion of any payments to Mr. Jones which are treated as excess parachute payments under the Code would be adversely affected under these circumstances.

                                          Compensation and Management
                                          Development Committee

                                          Carl Ferenbach, Chairman
                                          Benjamin F. Bailar
                                          Francisco A. Soler
                                          Eugene B. Connolly, Jr.

PERFORMANCE GRAPH

     The following graph shows the changes in the value of $100 invested since March 8, 1993 (the date trading began in connection with the Company's initial public offering), in (i) the Common Stock, (ii) the Center for Research in Security Prices ("CRSP") at the University of Chicago Graduate School of Business' Total Return Index for the NYSE Market (U.S. Companies) and (iii) for a self-determined peer group.



                3/8/93    12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
U.S. Can
 Corporation    100.00    129.167    158.333    112.500    140.625    140.625

NYSE U.S.
 Companies      100.00    105.439    105.406    142.879    173.265    230.149

Peer Group      100.00    103.289     96.529    102.329    130.168    130.382





-------------------------
NOTES
(1) Assumes that all dividends were reinvested.

(2) The Total Return Index for the NYSE Market (U.S. Companies) is an index compiled by CRSP.

(3) This peer group is comprised of Crown Cork & Seal Inc., Ball Corp., Continental Can Co., Inc. and BWAY Corp. Each of these companies conducts business operations in the general packaging, food and/or beverage segments of the metal container industry.

                              RELATED TRANSACTIONS

     U.S. Can and the Company have agreed that U.S. Can will pay the Company's operating expenses, which consist primarily of meeting expenses and directors' fees for the Company's directors. U.S. Can made payments to the Company for such expenses of approximately $367,375 in 1997. In April and October 1997, U.S. Can funded interest payments on the Company's 10 1/8% Senior Subordinated Notes of $13.8 million and $13.9 million, respectively.

     Various amounts were loaned to the Company by U.S. Can prior to 1994 to fund various transactions of the Company. The loans became repayable to U.S. Can in minimum annual installments of $850,000 beginning in March 1992, with a final payment in December 1998, or until all amounts are repaid in full, if earlier. The Company has been making such annual payments in the form of Common Stock contributions into U.S. Can's Salaried Employees Savings and Retirement Accumulation Plan. In March 1997, the Company contributed shares of Common Stock, valued at approximately $850,000, into the SRAP, which extinguished the intra-company debt. Approximately 30,000 shares were reacquired by the Company in open market purchases in order to make the March 1997 contribution. In March 1998, the Company will contribute shares of Common Stock from its treasury, valued at approximately $715,000, into the SRAP. Additional shares may be reacquired from time to time in the future in order to make additional contributions to the SRAP.

     Salomon Smith Barney ("SSB"), which owns beneficially approximately 9.2% of the Common Stock, is the Company's primary investment bank and financial advisory firm. In 1997, the Company paid Salomon Brothers Inc, one of the predecessors of SSB, an engagement fee of $100,000 in connection with, and agreed to pay Salomon Brothers Inc an additional $700,000 upon completion of, the sale of the Company's commercial metal services business.

     At the time that William J. Smith resigns as President and Chief Executive Officer of the Company, which will be concurrent with election of Paul W. Jones to the position of President and Chief Executive Officer of the Company, it is expected that the Company will enter into a consulting agreement with Mr. Smith. This consulting agreement is expected to provide for consulting payments to Mr. Smith of $100,000 annually for a two-year period ending in April 2000.

     Beginning in December 1997, Calvin W. Aurand, Jr., a Director of the Company, was retained as a consultant to provide management assistance to the Company during the transition to a new President and Chief Executive Officer and to assist in the analysis and implementation of certain recommendations of an outside management consulting firm. The Company has paid or agreed to pay Mr. Aurand $6,000 in fees for December 1997, $80,000 in fees for January and February 1998 and $40,000 in fees for March and April 1998, plus reasonable expenses incurred while acting as the Company's consultant.

     William J. Smith, Jr., the former Senior Vice President, Aerosol Operations of U.S. Can and son of William J. Smith, resigned from the Company effective December 31, 1996. During 1997, he received (i) salary continuation, car allowance (including tax gross up) and group term life benefits totaling approximately $179,362, (ii) a $50,000 bonus payment for 1996 and (iii) a restricted stock award of 5,000 shares of Common Stock (valued at approximately $73,750).

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of February 28, 1998 (unless otherwise indicated by footnote), the number and percentage of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the business address of each person is 900 Commerce Drive, Oak Brook, Illinois 60523.

                                                                SHARES OF COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                                ----------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER                 NUMBER        PERCENT
            ------------------------------------                 ------        -------
The Prudential Insurance Company of America.................    1,546,400(1)   11.85%
751 Broad Street
Newark, New Jersey 07102-3777
Dimensional Fund Advisors Inc...............................      792,100(2)    6.07%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Salomon Brothers Inc, Salomon Brothers......................    1,200,000       9.19%
Holding Company Inc, Salomon Smith Barney
Holdings Inc. and Travelers Group Inc.
388 Greenwich Street
New York, New York 10013
The Equitable Companies Incorporated........................      761,000       5.83%
1290 Avenue of the Americas
New York, New York 10104
Ricardo Poma(3)(4)..........................................      918,443       7.04%
Lomas de San Francisco
San Salvador, El Salvador
President and Fellows of Harvard College,...................    1,162,900(5)    8.91%
John Stevens Trust, Nancy Stevens Trust, and
Harvard College Trust
c/o Harvard Management Company, Inc.
600 Atlantic Avenue
Boston, MA 02210
     and
The Harvard University Master Trust Fund
1350 Massachusetts Avenue
Holyoke Center, Room 340
Cambridge, MA 02138
William J. Smith(3)(6)......................................      480,663(7)    3.66%
Francisco A. Soler(3)(8)....................................      422,543       3.24%
Harbour Club
Watermeadow Lane
London SW6 2RR
Carl Ferenbach(3)...........................................       83,435           *
One Boston Place
Boston, Massachusetts 02108
Benjamin F. Bailar(3).......................................       35,443(9)        *
Old Kent Bank-Chicago, Trustee
233 South Wacker Drive
Chicago, Illinois 60606
Calvin W. Aurand, Jr.(3)....................................        1,943           *
10040 E. Happy Valley Rd.
Scottsdale, AZ 85255

                                                                SHARES OF COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                                ----------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER                 NUMBER        PERCENT
            ------------------------------------                 ------        -------
Eugene B. Connolly, Jr.(3)..................................        1,443           *
c/o USG Corporation
125 South Franklin Street
Chicago, Illinois 60606
Michael J. Zimmerman(3).....................................        1,443           *
c/o Continental Grain Company
277 Park Avenue
New York, New York 10172
Frank J. Galvin(6)..........................................      153,623(10)   1.17%
Timothy W. Stonich(6).......................................      152,536(11)   1.16%
Charles E. Foster(6)........................................       35,294(12)       *
Anthony F. Bonadonna(6).....................................       29,458(13)       *
All directors and executive officers as a group (15             2,404,889(14)  18.04%
  persons)..................................................

-------------------------
  * The percentage of shares beneficially owned does not exceed 1% of the Common Stock.

 (1) The Prudential Insurance Company of America ("Prudential") has sole voting and dispositive power over 837,000 of these shares, and shared voting and dispositive power over 463,800 of these shares. These shares are held for the benefit of Prudential's clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This information is taken from Prudential's Amendment No. 2 to Schedule 13G dated March 10, 1997, and is as of February 28, 1997.

 (2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 792,100 shares of the Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional is deemed to have sole voting power over 525,100 of these shares and shared voting power over 267,000 of these shares. Dimension is deemed to have sole dispositive power over all of these shares. Dimensional disclaims beneficial ownership of all such shares. This information was taken from Dimensional's Schedule 13G received by the Company on February 13, 1998.

 (3) The named individual is a director of the Company.

 (4) Salcorp Ltd. ("Salcorp") is the record holder of 340,000 of these shares and Katsura, S.A. ("Katsura") is the record holder of 60,000 of these shares. Mr. Poma is the sole stockholder of both Salcorp and Katsura, and is therefore deemed the beneficial owner of these shares. 443 of these shares are owned by Scarsdale Company N.V. ("Scarsdale"), a company associated or affiliated with Mr. Poma. The remaining 518,000 shares are owned by Barcel Corporation ("Barcel"). Mr. Poma is the Trustee for United Capital Trust, a family trust which owns all of the stock of Barcel. Mr. Poma disclaims beneficial ownership of 86,400 of the shares held by Barcel in the United Capital Trust.

 (5) President and Fellows of Harvard College ("P&F") owns beneficially 1,109,300 of these shares, The Harvard University Master Trust Fund ("HUMT") owns beneficially 51,100 of these shares, the John Stevens Trust ("JST") owns beneficially 400 of these shares, the Nancy Stevens Trust ("NST") owns beneficially 700 of these shares and the Harvard College Trust ("HCT") owns beneficially 1,400 of these shares. P&F, HUMT, JST, NST and HCT have elected to report their ownership as a group and this information is taken from their Amendment No. 2 to Schedule 13G filed on February 13, 1998, and is believed to be as of December 31, 1997.

 (6) The named individual is an executive officer.

 (7) Includes 75,000 shares subject to currently exercisable options. Mr. Smith sold 110,000 shares in 1997, pursuant to a plan of personal asset diversification.

 (8) 422,543 of these shares are owned beneficially by Windsor International Corporation ("Windsor"), Atlas World Carriers S.A. ("Atlas"), The World Financial Corporation S.A. ("World") and Scarsdale, corporations affiliated or associated with Mr. Soler or certain of Mr. Soler's relatives, which hold 181,100, 123,000, 118,000 and 443 shares of Common Stock, respectively. Mr. Soler may be deemed the beneficial owner of all shares held by Windsor, Atlas, World and Scarsdale.

 (9) Dean Bailar has sole investment power with respect to the trust in which 35,000 of these shares are held. The other 443 shares are held of record by Franklin Financial Corporation, a corporation affiliated or associated with Dean Bailar.

(10) Includes 80,000 shares subject to currently exercisable options.

(11) Includes 55,000 shares subject to currently exercisable options.

(12) Includes 18,794 shares subject to currently exercisable options.

(13) Includes 17,958 shares subject to currently exercisable options.

(14) Includes 282,958 shares subject to currently exercisable options.

                                   PROPOSAL 2

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, including all members of the Audit Committee, has selected the accounting firm of Arthur Andersen LLP to serve as independent auditor of the Company with respect to the 1998 fiscal year and proposes ratification of such selection by the stockholders. Arthur Andersen LLP is familiar with the business and operations of the Company, and has offices in or convenient to most of the Company's plants and office locations.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. This representative is not scheduled to make any general statement at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF
    THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR FISCAL YEAR 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and "executive officers" (as defined in Section 16(a)) to file reports of their ownership of stock and of changes in such ownership with the SEC. The Company believes that, during 1997, its directors and reporting officers complied with all applicable filing requirements, except as described in the following sentences. Messrs. Frank J. Galvin and Timothy W. Stonich, executive officers of the Company, failed to file on a timely basis one report each required by
Section 16(a) during 1997. All of the required reports were subsequently filed in February 1998. An option exercise by each of them was covered by these reports. Mr. David Ford, and executive officer of the Company, failed to file on a timely basis one report required by Section 16(a) during 1997. The required report was subsequently filed in February 1998. An award of restricted shares of Common Stock was covered by this report.

                   SOLICITATION AND EXPENSES OF SOLICITATION

     The expenses of preparing and mailing this Proxy Statement and the accompanying form of proxy and the cost of solicitation of proxies on behalf of the Board will be paid by the Company. Proxies may be solicited by personal interview, mail and telephone. Banks, brokerage houses, other nominees and custodians will be asked whether other persons are beneficial owners of the shares which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse parties holding stock in their names or in the names of their nominees for their reasonable expenses in sending the proxy materials to their principals.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 1999 ANNUAL MEETING

     Stockholder proposals for inclusion in the Proxy Statement to be issued in connection with the 1999 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, U.S. Can Corporation, 900 Commerce Drive, Oak Brook, Illinois 60523, and must have been received by the Corporate Secretary on or before November 24, 1998. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                          ANNUAL REPORT AND FORM 10-K

     Copies of the Company's combined 1997 Annual Report to Shareholders and Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1997, are being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS NOT RECEIVING A COPY OF THE COMBINED 1997 ANNUAL REPORT AND FORM 10-K MAY OBTAIN ONE BY WRITING OR CALLING MR. TIMOTHY W. STONICH, CORPORATE SECRETARY, U.S. CAN CORPORATION, 900 COMMERCE DRIVE, OAK BROOK, ILLINOIS, 60523, TELEPHONE: (630) 571-2500.

                                          By Order of the Board of Directors

                                          /s/ Timothy W. Stonich
                                          ----------------------
                                          Timothy W. Stonich
                                          Corporate Secretary

PROXY                                                                     PROXY


                             U.S. CAN CORPORATION
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 24, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




        The undersigned stockholder hereby constitutes William J. Smith and Timothy W. Stonich proxies, with full authority, which may be exercised by either one or both of them, with power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of U.S. Can Corporation ("U.S. Can") to be held at U.S. Can's offices, 900 Commerce Drive, Oak Brook, Illinois, at 10:00 a.m. (local time) on April 24, 1998, and at any adjournment thereof, as designated herein, and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.


[ ] Check here for address change                  [ ] Check here if you plan
    New Address:                                       to attend the Meeting.
                ---------------------------------

    ---------------------------------------------

    ---------------------------------------------

                         PLEASE COMPLETE REVERSE SIDE


                             U.S. CAN CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

[                                                                              ]


         THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF ALL PROPOSALS.


                                                                                                        For All
                                                                          For          Withhold         Except
1. Nominees for director, to serve a term expiring in 2001.               [ ]             [ ]             [ ]
   Calvin W. Aurand, Jr., Carl Ferenbach, Francisco A.
   Soler


------------------------------------------------------------
Nominee Exception

                                                                          For           Against         Abstain
2. To ratify the selection of Arthur Andersen LLP                         [ ]             [ ]              [ ]
   as independent auditor for U.S. Can for 1998.

             THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
             MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF
             NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
             PROPOSALS 1 AND 2.

                                       Dated:
                                              ------------------------------, 1998

                                       ---------------------------------------------
                                       Signature(s)

                                       ---------------------------------------------
                                       Please sign exactly as name appears hereon.
                                       Joint owners should each sign personally.
                                       Executors, trustees, officers, etc. should indi-
                                       cate their titles when signing.


    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE


PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.